Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of December 16, 2008

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 26, 2007

THIS AMENDMENT NO. 1 (“Amendment”) is made as of December 16, 2008 by and among Crane Co. (the “Company”), the financial institutions listed on the signature pages hereof (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of September 26, 2007 by and among the Company, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent have agreed to the following amendments to the Credit Agreement.

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The definitions of Alternate Base Rate and Applicable Rate appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, (c) the Federal Funds Effective Rate in effect on such day plus  1/ 2 of 1% and (d) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below (expressed in basis points)

under the caption “ABR Spread”, “Eurocurrency Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Categories	Index Debt Ratings: (S&P/Moody’s)	ABR Spread	Eurocurrency Spread	Facility Fee Rate
I	Greater than or equal to A/A2	0.0	37.5	12.5

II	Greater than or equal to A-/A3 but less than A/A2	0.0	60.0	15.0

III	Greater than or equal to BBB+/Baa1 but less than A-/A3	0.0	82.5	17.5

IV	Greater than or equal to BBB/Baa2 but less than BBB+/Baa1	5.0	105.0	20.0

V	Greater than or equal to BBB-/Baa3 but less than BBB/Baa2	25.0	125.0	25.0

VI	Less than BBB-/Baa3	45.0	145.0	30.0

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category VI; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

(b) Section 1.01 of the Credit Agreement is hereby amended to add the following new definition thereto in the appropriate alphabetical order:

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement

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relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

(c) Section 2.18(b) of the Credit Agreement is hereby amended to delete the phrase “or if any Lender defaults in its obligation to fund Loans hereunder” and to substitute “or if any Lender becomes a Defaulting Lender” therefor.

(d) The following new Section 2.24 is hereby added to the Credit Agreement:

SECTION 2.24 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; and

(b) the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.24(a).

(e) The penultimate sentence of Section 2.06(b) is hereby amended to insert “and the LC Exposure shall not exceed $150,000,000” at the end thereof.

(f) Section 3.10 of the Credit Agreement is hereby amended to delete the second sentence thereof.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent, (ii) from the Company for the account of each Lender that executes and delivers its counterpart hereto as and by such time as is requested by the Administrative Agent, an amendment fee in an amount equal to 0.025% of such Lender’s Commitment and (iii) from the Company payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable legal fees and expenses) in connection with this Amendment.

3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article III of the Credit Agreement, as amended hereby, are true and correct.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CRANE CO,
as the Company

By:	/s/ Andrew L. Krawitt
Name:	Andrew L. Krawitt
Title:	Vice President, Treasurer

By:	/s/ Timothy J. MacCarrick
Name:	Timothy J. MacCarrick
Title:	Vice President, CFO

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

BANK OF AMERICA, N.A.,
individually as a Lender and as Syndication Agent

By:	/s/ Kenneth S. Struglia
Name:	Kenneth S. Struglia
Title:	Managing Director

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

CITIBANK, N.A.,
individually as a Lender and as a Documentation Agent

By:	/s/ Lewis Fisher
Name:	Lewis Fisher
Title:	Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

THE BANK OF NEW YORK MELLON,
individually as a Lender and as a Documentation Agent

By:	/s/ Kenneth P. Sneider, Jr.
Name:	Kenneth P. Sneider, Jr.
Title:	Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY,
as a Lender

By:	/s/ Joanne Nasuti
Name:	Joanne Nasuti
Title:	Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

BNP PARIBAS,
as a Lender

By:	/s/ Shayn March
Name:	Shayn March
Title:	Managing Director

By:	/s/ Berangere Allen
Name:	Berangere Allen
Title:	Vice-President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ SUZANNAH HARRIS
Name:	SUZANNAH HARRIS
Title:	VICE PRESIDENT

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

RBS CITIZENS, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Carlos A. Calixto
Name:	Carlos A. Calixto
Title:	Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

UBS LOAN FINANCE, LLC,
as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Director

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Donald Schwartz
Name:	Donald Schwartz
Title:	Sr. Vice President

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

BMO CAPITAL MARKETS FINANCING, INC.,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Todd Meller
Name:	Todd Meller
Title:	Managing Director

Signature Page to Amendment No. 1

Crane Co.

Amended and Restated Credit Agreement dated as of September 26, 2007